UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 10, 2006

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware Delaware	1-12994 000-50694	52-1802283 52-1873369
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5425 Wisconsin Avenue

Suite 500

Chevy Chase, Maryland 20815

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (301) 968-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE MILLS CORPORATION

THE MILLS LIMITED PARTNERSHIP

Item 8.01. Other Events.

On November 10, 2006, The Mills Corporation (the “Company”) announced that it currently plans to hold its 2006 annual meeting of stockholders on Thursday, December 21, 2006, at a time and place to be determined and announced later. The date of the meeting may be moved to the last week of December if the Company determines that it is unable to complete the process for the solicitation of proxies by December 21.

The Company is required by its bylaws and by the listing requirements of the New York Stock Exchange to hold an annual meeting of stockholders in 2006. The Company’s Board of Directors adopted resolutions on November 2, 2006 calling the 2006 annual meeting and fixing the close of business on December 1, 2006 as the record date for purposes of determining stockholders entitled to notice of and to vote at the meeting. At the 2006 annual meeting, the Company will be submitting for stockholder consideration (1) the election of directors and (2) ratification of the appointment of Ernst & Young LLP, as the Company’s independent registered public accounting firm.

In accordance with Rule 14a-8 of the Securities Exchange Act of 1934, all stockholder proposals to be considered for inclusion in the Company’s proxy statement for the 2006 annual meeting pursuant to the stockholder proposal rule must be received by the Company’s Corporate Secretary by the close of business on Monday, November 20, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MILLS CORPORATION

By:	/s/ MARK S. ORDAN
Name:	Mark S. Ordan
Title:	Chief Executive Officer and President

THE MILLS LIMITED PARTNERSHIP

By:	The Mills Corporation, its general partner

By:	/s/ MARK S. ORDAN
Name:	Mark S. Ordan
Title:	Chief Executive Officer and President

Date: November 10, 2006

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